UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):	June 16, 2025

Crown Crafts, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-7604	58-0678148
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

916 South Burnside Avenue, Gonzales, LA	70737
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(225) 647-9100

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CRWS	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, Craig J. Demarest will retire as the Chief Financial Officer and principal financial and accounting officer of Crown Crafts, Inc. (the “Company”), effective June 30, 2025.

On June 16, 2025, the Company’s Board of Directors appointed Claire K. Spencer as the Company’s: (i) Vice President, effective June 16, 2025; and (ii) Chief Financial Officer, Secretary and principal financial and accounting officer, effective June 30, 2025 upon Mr. Demarest’s retirement as the Company’s Chief Financial Officer and principal financial and accounting officer.

Ms. Spencer, age 35, served from July 30, 2021 through June 2, 2025 as Director of SEC Reporting for H&E Equipment Services, Inc., a Nasdaq listed equipment rental company (“H&E”), where she was responsible for managing all aspects of H&E’s Securities and Exchange Commission filings and compliance. From July 2019 to July 2021, Ms. Spencer served as H&E’s SEC Reporting Manager. Prior to joining H&E, she was the Financial Reporting Manager at HRI Properties, LLC, a real estate development company, from May 2017 to June 2019 and served in various audit roles at KPMG, LLP from October 2013 to May 2017. Ms. Spencer earned a Master of Science in Accounting and a Bachelor of Business Administration in Accounting from Southern Methodist University. She is a member of the American Institute of Certified Public Accountants as well as both the Texas and Louisiana Society of Certified Public Accountants.

On June 16, 2025, the Company and Ms. Spencer entered into an Employment Agreement (the “Employment Agreement”) that provides for an initial term expiring June 30, 2026; however, beginning on July 1, 2025 and continuing on the first day of each calendar month thereafter, such term shall be extended automatically for one additional calendar month so that the term of the Employment Agreement will always be for one full year as of the commencement of each calendar month, unless either the Company or Ms. Spencer provides notice to the other at any time that the term shall not be further extended and shall terminate at the end of the one-year period following such notice. Under the Employment Agreement, Ms. Spencer: (i) will receive a minimum base salary of $250,000.00, subject to salary increases at the discretion of the Board or a committee thereof; and (ii) commencing with the Company’s 2026 fiscal year (which began March 31, 2025), will be eligible to receive, with respect to each fiscal year of the Company during the term of the Employment Agreement, an annual bonus of up to 40% of her base salary at target performance and up to 60% of her base salary at maximum performance, pursuant to the Company’s bonus plan for its highly compensated employees, which bonus plan shall be based on the Company’s annual EBITDA targets, provided, however, that the specific terms of the bonus plan shall be in the discretion of the Board or a committee thereof. Notwithstanding the foregoing, Ms. Spencer’s bonus for fiscal year 2026 will be prorated based on the number of days she is employed during such fiscal year. Additionally, the Employment Agreement provides that Ms. Spencer is entitled to receive all other fringe benefits and to participate in all other employee benefit plans and arrangements, as are generally provided to other similarly situated, highly compensated employees of the Company.

At the discretion of the Board or a committee thereof, Ms. Spencer may also receive awards under any equity compensation plan established by the Company. Upon her execution of the Employment Agreement, Ms. Spencer also received a grant of 15,000 shares of the Company’s common stock pursuant to the Company’s 2021 Incentive Plan, which shares are subject to vesting on June 16, 2027, the second anniversary of the date of the Employment Agreement.

The Employment Agreement further provides that, in the event of the termination of Ms. Spencer’s employment either by the Company without “cause” or by Ms. Spencer for “good reason,” as such terms are defined in the Employment Agreement, then the Company will: (i) pay to Ms. Spencer, as severance, equal installment payments (the “Severance Payments”) payable in accordance with the Company’s normal payroll practices and cycles, totaling the sum of her annual base salary as then in effect plus the highest annual bonus paid or payable to her in respect of any of the three full fiscal years ended immediately prior to the date of her termination; and (ii) pay to Ms. Spencer all salary accrued through the date of the termination, plus credit for any vacation earned but not taken, and any bonus earned for the prior fiscal year but not yet paid, as of the date of termination. In all other instances of termination of Ms. Spencer’s employment, including by the Company for “cause,” by Ms. Spencer without “good reason” or by reason of Ms. Spencer’s retirement, death or incapacity, the Company will pay to Ms. Spencer all salary accrued through the date of the termination, plus credit for any vacation earned but not taken or paid through the date of termination. All Severance Payments and additional rights provided to Ms. Spencer under the Employment Agreement (beyond Ms. Spencer’s compensation due through Ms. Spencer’s last day of employment) are subject to Ms. Spencer providing a general release of claims in favor of the Company and its subsidiaries (the “Crown Crafts Companies”) and not revoking same, as contemplated by the Employment Agreement.

The Employment Agreement also includes certain restrictive covenants that limit Ms. Spencer’s ability to compete with the Crown Crafts Companies, solicit any employee of the Crown Crafts Companies, solicit the customers of the Crown Crafts Companies or interfere with the relationships of the Crown Crafts Companies with their vendors and suppliers. Additionally, the Employment Agreement includes restrictive covenants that limit Ms. Spencer’s ability to divulge certain confidential information concerning the Crown Crafts Companies.

The forgoing summary description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is filed herewith as Exhibit 99.1 and incorporated herein by reference.

On June 16, 2025, the Company issued a press release announcing the appointment of Ms. Spencer as the Company’s Chief Financial Officer. A copy of that press release is filed herewith as Exhibit 99.2 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Employment Agreement, dated as of June 16, 2025, by and between Crown Crafts, Inc. and Claire K. Spencer.

99.2	Press Release, dated June 16, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CROWN CRAFTS, INC.

Date: June 16, 2025	/s/ CRAIG J. DEMAREST
CRAIG J. DEMAREST
Vice President and Chief Financial Officer

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